Exhibit 24.4

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John A. Williams and Leonard A. Silverstein, and either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-11 pertaining to the offering of Series A Redeemable Preferred Stock and warrants to purchase common stock of Preferred Apartment Communities, Inc. ("Registration Statement") and any and all pre- and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, or either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, and his respective substitutes may lawfully do or cause to be done by virtue hereof.

NAME	CAPACITY	DATE

/s/ Howard A. McLure	Director	August 22, 2011
Howard A. McLure